                               EXCHANGE AGREEMENT
                               ------------------

         AGREEMENT dated as of the 29th day of February, 2000, by and between ODYSSEY CAPITAL GROUP, L.P. ("Odyssey"), a Pennsylvania limited partnership, and CONMAT TECHNOLOGIES, INC., a Florida corporation ("ConMat").

                                   BACKGROUND
                                   ----------

         Odyssey is the owner of 285,000 shares of ConMat Series A Convertible Preferred Stock ("ConMat Series A Shares") and 75,000 shares (the "ConMat Common Shares") of ConMat Common Stock, $.001 par value per share (the "Common Stock"). The parties acknowledge that the merger of Polychem Corporation into ConMat required Odyssey's consent in accordance with a Securities Purchase Agreement between Odyssey and The Eastwind Group, Inc., dated May 10, 1996 (the "Purchase Agreement"). In connection with Odyssey's agreement to consent to the merger and to assist in obtaining additional financing for ConMat, the parties hereto have agreed to exchange the ConMat Series A Shares and the ConMat Common Shares for other ConMat securities.

         The parties are entering into this Agreement to set forth their entire understanding and agreement with respect to the exchange by Odyssey of the ConMat Series A Shares and the ConMat Common Shares for shares of ConMat Series C Preferred Stock and a warrant to purchase shares of ConMat Common Stock, as provided for herein.

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby and in consideration of the mutual covenants herein contained, agree as follows:

1. Exchange of ConMat Securities.
   ------------------------------

         1.1 Exchange of ConMat Series A Shares and ConMat Common Shares. Subject to the terms and conditions hereof, ConMat hereby issues, sells and delivers to Odyssey 382,500 shares of ConMat Series C Preferred Stock ("ConMat Series C Shares"), which have the rights and preferences set forth in the Articles of Amendment to Articles of Incorporation, attached hereto as Exhibit A, and a warrant to purchase 382,500 shares of ConMat Common Stock (the "Warrant"), in the form of Exhibit B, in exchange for 285,000 shares of ConMat Series A Shares and 75,000 ConMat Common Shares.

         1.2 Transfer of Certificates. Subject to Odyssey's performance of its obligations hereunder, the ConMat Series C Shares and the Warrant shall be delivered to Odyssey free and clear of all liens, security interests, options, charges, beneficial interests, claims and encumbrances of every kind.

         1.3 Delivery of the ConMat Series C Shares and the Warrant. The ConMat Series C Shares and the Warrant shall be delivered concurrently with the execution and delivery of this Agreement. Delivery will be made against receipt by ConMat of the certificates representing the ConMat Series A Shares and the ConMat Common Shares.

         1.4 Odyssey Waiver. In connection with the exchange of ConMat's securities pursuant to this Section 1, Odyssey hereby consents to the merger of Polychem with and into ConMat.

         1.5 Odyssey - Additional Capital. As additional consideration for the exchange of ConMat securities pursuant to this Section 1, Odyssey agrees to provide mezzanine financing up to a maximum of $1.5 million (such as subordinated debt with warrants or convertible preferred stock) to ConMat in connection with future acquisitions and for internal expansion, provided that

ConMat's financial performance supports the investment based on historical profitability and cash flow. Odyssey will also, to the extent that more than $1.5 million of mezzanine capital is required, assist ConMat in procuring the capital from other investment funds.

2. Representations and Warranties of ConMat.
   ----------------------------------------

         ConMat represents and warrants to Odyssey that, as of the date of this Agreement, the following statements are true and correct:

         2.1 Status of Shares. When issued and paid for as provided in this Agreement, the Series C Shares will be validly issued and outstanding, fully paid and nonassessable, and the issuance of such Series C Shares is not and will not be subject to preemptive rights of any other stockholder of ConMat. The shares of Common Stock to be issued upon exercise of the Warrant have been duly authorized by all necessary corporate action on the part of ConMat and, as of the date of the issuance of the Warrant , will be duly reserved for issuance. When the shares of Common Stock are issued and paid for upon exercise of the Warrant, such shares will be validly issued and outstanding, fully paid and nonassessable and the issuance of such shares will not be subject to preemptive rights of any other stockholder of ConMat.

         2.2 ConMat Capital Structure. (a) The authorized capital stock of ConMat consists of 40,000,000 shares of ConMat Common Stock, of which 2,250,000 shares are issued and outstanding, and 10,000,000 shares of Preferred Stock, par value $.001 per share, consisting of 1,386,666 shares of Series A Convertible Preferred Stock, all of which are issued and outstanding, and 166,687 shares of Series C Preferred Stock, all of which are issued and outstanding. Except as set forth in Schedule 2.2, there are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon ConMat for the purchase or acquisition of any shares of capital stock of ConMat or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of such capital stock. ConMat is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of ConMat or any convertible securities, rights or options. Schedule 2.2 sets forth the number, exercise or conversion price, term and vesting period of any such rights, options or warrants.

         2.3 Authority. ConMat has all requisite corporate power and authority to enter into this Agreement and the Warrant, to issue and sell the ConMat Series C Shares and the Warrant, and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Warrant by ConMat have been duly and validly authorized by all corporate proceedings on the part of ConMat and the consummation by ConMat of the transactions contemplated hereby have been duly authorized by all necessary action on the part of ConMat.

         2.4 Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of ConMat, enforceable in accordance with its terms, except to the extent that its enforceability may be subject to limitations imposed by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and to the effect of applicable bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting creditors' rights, including the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers.

         2.5 Securities Act Compliance. Assuming the accuracy of the representations of Odyssey contained in Section 3.2, the sale by ConMat of the ConMat securities as contemplated by this Agreement, does not violate Section 5 of the Securities Act of 1993, as amended, and the rules and regulations promulgated thereunder, and any other applicable securities laws.

         2.6 No Conflict. The execution, delivery and performance of this Agreement and the Warrant by ConMat and the consummation by ConMat of the transactions contemplated hereby and thereby do not conflict with or result in any breach of any of the provisions of, or constitute a default under, result in a violation of, result in the creation of a right of termination or acceleration or any lien, security interest, charge or encumbrance upon any assets of ConMat, or result in or constitute a default, breach or violation of or under the provisions of the Articles of Incorporation or Bylaws of ConMat, or any indenture, mortgage, lease, loan agreement or other agreement or instruments by which ConMat is bound or affected, or any law, statute, rule or regulation or order, judgement or decree to which ConMat is subject.

         2.7 Consents. Except as set forth on Schedule 2.7, no consent of any person is required for the valid execution and delivery by ConMat of this Agreement or the Warrant or the issuance, sale and delivery of the ConMat Series C Shares or the Warrant pursuant hereto.

         2.8 Financial Statements. Attached hereto as Exhibit A is a consolidated balance sheet at December 31, 1999 of ConMat and the related consolidated statements of operations and cash flows for the year then ended (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly the consolidated financial condition of ConMat at December 31, 1999 and its consolidated results of operations and cash flows for the year then ended. Since December 31, 1999, there has not been any material adverse change in ConMat's financial condition, results of operations, assets, liabilities or business.

3. Representations and Warranties of Odyssey.
   ------------------------------------------
Odyssey hereby represents and warrants to ConMat that, at and as of the date of this Agreement, the following statements are true and correct in all respects:

         3.1 Due Authorization. This Agreement has been duly authorized by Odyssey and is the legal, valid and binding obligation of Odyssey, enforceable in accordance with its terms, except to the extent that its enforceability may be subject to limitations imposed by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and to the effect of applicable bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting creditors' rights, including the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers.

         3.2 Knowledge and Experience. Odyssey (a) possesses such knowledge and experience in financial and business matters that it is capable of evaluating the risks of its investment hereunder; and (b) has conducted such due diligence as it has deemed appropriate.

4. Indemnification.
   ---------------

         The representations, warranties and agreements made by ConMat and Odyssey herein shall survive the consummation of the transactions consummated hereby. Each party (the "Indemnifying Party") agrees to indemnify, defend and hold the other party (the "Indemnified Party") harmless against all liability, loss or damage suffered by the Indemnified Party arising from any misrepresentation or breach of warranty or agreement of the Indemnifying Party. The Indemnifying Party shall have no liability for any claim for indemnification pursuant to this Section 4 unless asserted within one year of the date of this Agreement.

5. General Provisions.
   -------------------

         5.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and representatives.

         5.2 Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior arrangements and understandings with respect thereto.

         5.3 Notices.

         5.4 All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument and shall be deemed to be duly given when delivered in person or, if mailed, five days after such notice has been duly sent by First Class, Registered or Certified Mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter in writing by the addressee to the addressor listing all parties:

         (i) if to ConMat:

                     ConMat Technologies, Inc.
                     Franklin Avenue and Grant Street
                     Phoenixville, Pennsylvania 19460
                     Attention: Paul A. DeJuliis, Chairman and Chief Executive Officer

         with a copy to:

                    Klehr, Harrison, Harvey, Branzburg & Ellers LLP 260 S. Broad Street
                    Philadelphia, Pennsylvania 19102-3163
                    Attention:  Lawrence Rovin, Esquire

         (ii) if to Odyssey:

                    Odyssey Capital Group, L.P.
                    950 West Valley Road, Suite 2902
                    Wayne, PA 19087
                    Attention:  John P. Kirwin, III

         with a copy to:

                    McCausland, Keen & Buckman
                    Radnor Court
                    259 North Radnor-Chester Road, Suite 160
                    Radnor, PA 19087-5240
                    Attention:  Nancy D. Weisberg, Esquire

         5.5 Governing Law.
This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania.

         5.6 Counterparts.

         This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         IN WITNESS WHEREOF, ConMat and Odyssey have executed this Agreement as of the day and year first above written.

                                CONMAT TECHNOLOGIES, INC., a Florida
                                corporation


                                By:       /s/ Paul A. DeJuliis
                                    --------------------------
                                Name: Paul A. DeJuliis
                                Its:        Chief Executive Officer


                                ODYSSEY CAPITAL GROUP, L.P.

                                By: Odyssey Capital Group, Inc., its general partner

                                 By:      /s/ John P. Kirwin, III
                                     ----------------------------------
                                 Name:      John P. Kirwin, III
                                 Its: